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                 CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our reports dated
July 26, 1996 on the financial statements of the Capital Reserves
Portfolio and the Money Reserves Portfolio, series of Alliance
Capital Reserves, referred to therein in Post-Effective Amendment
No. 30 to the Registration Statement on Form N-1A, File
No. 2-61564, as filed with the Securities and Exchange
Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption
"Accountants."




New York, New York
October 28, 1996


00250122.AF0